Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 5, 2026
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Cemex, S.A.B. de C.V.

Avenida Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

San Pedro Garza García

Nuevo León, 66265 México

Re:	Cemex, S.A.B. de C.V.

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Cemex, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable), organized under the laws of the United Mexican States (“Mexico”), in connection with the public offering of $1,500,000,000 aggregate principal amount of the Company’s Senior Notes due 2036 (the “Notes”) to be issued under an indenture, dated as of June 5, 2026 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), as supplemented by the supplemental indenture, dated as of the date hereof (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Cemex Corp., a Delaware corporation (the “Guarantor”), and the Trustee. The Indenture provides that the Notes are to be guaranteed by the Guarantor (such guarantees, together with the Notes, the “Securities”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form F-3 (File No. 333-296381) of the Company relating to the debt securities and related guarantees of the Company and the Guarantor filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2026 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Cemex, S.A.B. de C.V.

June 5, 2026

(b) the prospectus, dated June 1, 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated June 1, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated June 2, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement, dated June 2, 2026 (the “Underwriting Agreement”), among the Company, the Guarantor and BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc. as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantor to the Underwriters of the Securities;

(f) an executed copy of the Indenture, including Article III thereof containing the guaranty obligations of the Guarantor (the “Guarantees”);

(g) an executed copy of the First Supplemental Indenture;

(h) the global certificates evidencing the Notes, executed by the Company and registered in the name of Cede & Co. (the “Note Certificates”), delivered by the Company to the Trustee for authentication and delivery;

(i) an executed copy of a certificate for the Guarantor of Guillermo Francisco Hernández Morales, Secretary of the Guarantor, dated the date hereof (the “Secretary’s Certificate”);

(j) a copy of the Guarantor’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of June 1, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof;

(k) a copy of the Guarantor’s bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof; and

Cemex, S.A.B. de C.V.

June 5, 2026

(l) copies of certain resolutions of the Board of Directors of the Guarantor, adopted on June 5, 2026, certified pursuant to the Secretary’s Certificate, as applicable.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantor and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Note Certificates have been duly authorized and executed by the Company and duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. The Guarantees of the Guarantor have been duly authorized by all requisite corporate action on the part of such Guarantor under the DGCL and, when the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

Cemex, S.A.B. de C.V.

June 5, 2026

The opinions stated herein are subject to the following assumptions and qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule, regulation or order that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule, regulation or order is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules, regulations or orders, or to the extent any such provision purports to waive or alter, or has the effect of, waiving or altering any statute of limitations;

(e) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or the Guarantor, or the performance by the Company or the Guarantor of its obligations under any Transaction Document to which the Company or the Guarantor is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company, the Guarantor or any of its subsidiaries;

(f) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any Specified Document that is not a Transaction Document;

(g) this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type;

(h) subsequent to the effectiveness of the Base Indenture and immediately prior to the issuance of the Notes Certificates and the effectiveness of the First Supplemental Indenture, the Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to the Notes Certificates;

Cemex, S.A.B. de C.V.

June 5, 2026

(i) we do not express any opinion with respect to the enforceability of Section 16.11 of the Base Indenture, Section 10.08(a) of the First Supplemental Indenture and Section 13(a) of the Note Certificates to the extent that such section purports to bind the Company or the Guarantor to the exclusive jurisdiction of any particular federal court or courts;

(j) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(k) we have assumed that Cemex NY Corporation has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(l) we do not express any opinion with respect to the enforceability of Section 3.01 of the First Supplemental Indenture to the extent that such section provides that the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(m) we do not express any opinion with respect to the enforceability of the provisions contained in Section 3.03 of the First Supplemental Indenture to the extent that such provisions limit the obligation of the Guarantor under the Indenture or any right of contribution of any party with respect to the Guarantee;

(n) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(o) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(p) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(q) in rendering the opinions expressed above, we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Transaction Documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Transaction Documents is to be performed in any jurisdiction outside the United States of America, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction; and

Cemex, S.A.B. de C.V.

June 5, 2026

(r) in rendering the opinions expressed above, we note that the various obligations of the Company in respect of the Transaction Documents implicate the laws of Mexico and, accordingly, such obligations may be affected by such laws, as to which we do not express any opinion.

In addition, in rendering the foregoing opinions we have also assumed that, at all applicable times:

(a) the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Company is a party;

(b) the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company is a party;

(c) each of the Transaction Documents to which the Company is a party had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither the execution and delivery by the Company and the Guarantor of the Transaction Documents to which the Company or the Guarantor is a party nor the performance by the Company and the Guarantor of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicted or will conflict with the certificate of incorporation or by-laws of the Company or the Guarantor, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or the Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or the Guarantor or their respective properties is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or the Guarantor or their respective properties is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e) neither the execution and delivery by the Company or the Guarantor of the Transaction Documents to which the Company or the Guarantor is a party nor the performance by the Company and the Guarantor of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Cemex, S.A.B. de C.V.

June 5, 2026

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

GAF